Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Farmers National Banc Corp. on Form S-4 of our report dated March 7, 2017 relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the 2016 Form 10-K of Farmers National Banc Corp., and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Cleveland, Ohio

June 26, 2017